Exhibit 99.1
Neurologix Announces Second Quarter 2011 Financial Results

Fort Lee, New Jersey (August 11, 2011) ― Neurologix, Inc. (OTCBB: NRGX), a biotechnology company engaged in the development of innovative gene therapies for disorders of the brain and central nervous system, today announced its financial results for the three and six months ended June 30, 2011.

For the three months ended June 30, 2011, Neurologix reported a net loss of approximately $3.0 million, as compared with a net loss of approximately $4.5 million for the three months ended June 30, 2010. Net loss for the three months ended June 30, 2011 includes other income of approximately $1.3 million recognized for the change in estimated fair value of the Company’s derivative financial instruments relating to certain warrants issued in connection with promissory notes issued by the Company in December 2010 (the “Notes”), the Company’s Series D Convertible Preferred Stock (the “Series D Stock”) and the Company’s Series C Convertible Preferred Stock (the “Series C Stock”). The second quarter 2011 net loss also includes interest expense related to the Notes of approximately $1.4 million. Net loss for the three months ended June 30, 2010 included charges of approximately $2.2 million recognized for the change in estimated fair value of the Company’s derivative financial instruments relating to warrants issued in connection with the Series D Stock and the Series C Stock.

The Company reported a net loss applicable to common stock for the three months ended June 30, 2011 of approximately $3.8 million, or $0.14 per basic and diluted share, as compared with a net loss applicable to common stock for the three months ended June 30, 2010 of approximately $5.3 million, or $0.19 per basic and diluted share. Net loss applicable to common stock includes charges related to preferred stock dividends in connection with the Series D Stock and the Series C Stock of approximately $0.8 million, or $0.03 per basic and diluted share, for each of the three months ended June 30, 2011 and June 30, 2010.

For the six months ended June 30, 2011, Neurologix reported a net loss of approximately $5.0 million, as compared with a net loss of approximately $8.0 million for the six months ended June 30, 2010. Net loss for the six months ended June 30, 2011 includes other income of approximately $2.7 million recognized for the change in estimated fair value of the Company’s derivative financial instruments relating to certain warrants issued in connection with the Notes, the Series C Stock and the Series D Stock, as well as interest expense related to the Notes of approximately $2.7 million. Net loss for the six months ended June 30, 2010 included charges of approximately $2.6 million recognized for the change in estimated fair value of the Company’s derivative financial instruments relating to warrants issued in connection with the Series D Stock and the Series C Stock.

The Company reported a net loss applicable to common stock for the six months ended June 30, 2011 of approximately $6.7 million, or $0.24 per basic and diluted share, as compared with a net loss applicable to common stock for the six months ended June 30, 2010 of approximately $9.5 million, or $0.34 per basic and diluted share. Net loss applicable to common stock includes charges related to preferred stock dividends in connection with the Series D Stock and the Series C Stock of approximately $1.7 million, or $0.06 per basic and diluted share, for the six months ended June 30, 2011, and approximately $1.6 million, or $0.06 per basic and diluted share, for the six months ended June 30, 2010.

The Company had cash and cash equivalents of approximately $3.5 million as of June 30, 2011.

Clark A. Johnson, President and Chief Executive Officer of Neurologix, noted that these second quarter financial results were consistent with the Company’s expectations. “Neurologix continues to advance the clinical development of NLX-P101, the Company’s novel, investigational gene therapy agent for the treatment of Parkinson’s disease, and is on track to submit a Phase 3 protocol to the U.S. Food and Drug Administration under a Special Protocol Assessment later in 2011. In the second quarter of this year the Company also initiated the open-label arm of the Company’s successful Phase 2 trial of NLX-P101. To date, several patients who participated in our Phase 2 trial for NLX-P101 and received sham surgery have been treated with NLX-P101 in the open-label arm of the Phase 2 trial. The Phase 2 open-label arm was initiated based on the strong efficacy results demonstrated in the randomized Phase 2 trial of NLX-P101, which included one-year follow-up data demonstrating that NLX-P101 provided treated patients with sustained long-term clinical benefits.”

About Neurologix

Neurologix, Inc. (OTCBB:NRGX) is a clinical-stage biotechnology company dedicated to the discovery, development and commercialization of life-altering gene transfer therapies for serious disorders of the brain and central nervous system. Neurologix’s therapeutic approach is built upon the groundbreaking research of its scientific founders and advisors, whose accomplishments have formed the foundation of gene therapy for neurological illnesses. The Company’s current focus addresses Parkinson’s disease, a large market not adequately served by current therapeutic options. For more information, please visit the Neurologix website at http://www.neurologix.net.

Cautionary Statement Regarding Forward-Looking Statements

This news release includes certain statements of the Company that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and which are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements and other information relating to the Company are based upon the beliefs of management and assumptions made by and information currently available to the Company. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events, or performance, as well as underlying assumptions and statements that are other than statements of historical fact. When used in this document, the words “expects,” “promises,” “anticipates,” “estimates,” “plans,” “intends,” “projects,” “predicts,” “believes,” “may” or “should,” and similar expressions, are intended to identify forward-looking statements. These statements reflect the current view of the Company’s management with respect to future events. Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, but not limited to, the following:

•
The Company is still in the development stage and has not generated any revenues. From inception through June 30, 2011, it incurred net losses and negative cash flows from operating activities of approximately $63.0 million and $48.9 million, respectively. Management believes that the Company will continue to incur net losses and cash flow deficiencies from operating activities for the foreseeable future. Because it may take years to develop, test and obtain regulatory approval for a gene-based therapy product before it can be sold, the Company likely will continue to incur significant losses for the foreseeable future. Accordingly, it may never be profitable and, if it does become profitable, it may be unable to sustain profitability.

•
At June 30, 2011, the Company had cash and cash equivalents of approximately $3.5 million. Based on its cash flow projections, the Company will need additional financing to carry out its planned business activities and plan of operations after October 31, 2011 and to repay the promissory notes issued in December 2010 as of said date. Accordingly, there is substantial doubt as to the Company’s ability to continue as a going concern. The Company is currently seeking to raise funds, through public or private equity offerings, debt financings or corporate collaboration and licensing arrangements, sufficient to finance its ongoing operations.  The Company does not know whether additional financing will be available when needed, or if available, will be on acceptable or favorable terms to it or its stockholders.

•
The Company will need to conduct future clinical trials for the treatment of Parkinson’s disease using the Company’s NLX technology. If the trials prove unsuccessful, future operations and the potential for profitability will be materially adversely affected and the business may not succeed.

Other factors and assumptions not identified above could also cause the actual results to differ materially from those set forth in the forward-looking statements. Additional information about factors that could cause results to differ materially from management’s expectations is found in the section entitled “Risk Factors” in the Company’s 2010 Annual Report on Form 10-K. Although the Company believes these assumptions are reasonable, no assurance can be given that they will prove correct. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. Further, the Company undertakes no obligation to update forward-looking statements after the date they are made or to conform the statements to actual results or changes in the Company’s expectations.

Contact:

Neurologix
Marc Panoff, 201-592-6451
Chief Financial Officer
marcpanoff@neurologix.net

DJE Science
Jennifer Mallory, 312-240-2996
Jennifer.Mallory@djescience.com

----- Tables to Follow ----

NEUROLOGIX, INC.
(A Development Stage Company)
BALANCE SHEETS
(Amounts in thousands, except share and per share amounts)

	June 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,453	$8,055
Prepaid expenses and other current assets	319	481
Total current assets	3,772	8,536
Equipment, less accumulated depreciation of $704 and $682 at June 30, 2011 and December 31, 2010, respectively	49	71
Intangible assets, less accumulated amortization of $426 and $364 at June 30, 2011 and December 31, 2010, respectively	1,137	1,065
Other assets	5	5
Total assets	$4,963	$9,677

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$3,375	$2,302
Notes payable, net of discount	6,078	4,695
Total current liabilities	9,453	6,997
Derivative financial instruments, at estimated fair value – warrants	4,174	6,840
Total liabilities	$13,627	$13,837

Commitments and contingencies
Stockholders’ deficit:
Preferred stock; 5,000,000 shares authorized
Series A – Convertible, $0.10 par value; 650 shares designated, 645 shares issued and outstanding at June 30, 2011 and December 31, 2010, with an aggregate liquidation preference of $1	-	-
Series C – Convertible, $0.10 par value; 700,000 shares designated, 275,235 and 278,849 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively, with an aggregate liquidation preference of $7,752 and $8,369 at June 30, 2011 and December 31, 2010, respectively	28	28
Series D – Convertible, $0.10 par value; 792,100 shares designated, 734,898 shares issued and outstanding at June 30, 2011 and December 31, 2010, with an aggregate liquidation preference of $31,355 and $32,547 at June 30, 2011 and December 31, 2010, respectively	73	73
Common Stock:
$0.001 par value; 100,000,000 shares authorized, 27,997,701 and 27,918,148 issued and outstanding at June 30, 2011 and December 31, 2010, respectively	28	28
Additional paid-in capital	58,003	57,474
Deficit accumulated during the development stage	(66,796)	(61,763)
Total stockholders’ deficit	(8,664)	(4,160)
Total liabilities and stockholders’ deficit	$4,963	$9,677

NEUROLOGIX, INC.
(A Development Stage Company)
STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in thousands, except share and per share amounts)

	Six Months Ended June 30,		Three Months Ended June 30,		For the period February 12, 1999 (inception) through June 30, 2011
	2011	2010	2011	2010
Revenues	$-	$-	$-	$-	$-
Operating expenses:
Research and development	3,252	3,399	2,025	1,542	36,748
General and administrative expenses	1,713	1,983	883	699	23,927
Loss from operations	(4,965)	(5,382)	(2,908)	(2,241)	(60,675)

Other (expense) income:
Dividend, interest and other income	-	1	-	1	1,885
Interest expense-related parties	(2,734)	-	(1,366)	-	(3,600)
Change in estimated fair value of derivative financial instruments – warrants	2,666	(2,588)	1,323	(2,232)	(569)
Other (expense) income, net	(68)	(2,587)	(43)	(2,231)	(2,284)
Net loss	(5,033)	(7,969)	(2,951)	(4,472)	$(62,959)

Preferred stock dividends	(1,673)	(1,558)	(845)	(787)
Net loss applicable to common stock	$(6,706)	$(9,527)	$(3,796)	$(5,259)

Net loss applicable to common stock per share, basic and diluted	$(0.24)	$(0.34)	$(0.14)	$(0.19)

Weighted average common shares outstanding, basic and diluted	27,997,261	27,865,010	27,996,827	27,865,010

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